Exhibit 2.1


                                                             [GRAPHIC OMITTED]


                                                                  NEWS RELEASE


FOR IMMEDIATE RELEASE



                                       CONTACT: Rich Phillips
                                                NIC
                                                (877) 445-4306
                                                rich@nicusa.com



        NIC COMPLETES ACQUISITION OF EGOVERNMENT APPLICATION LEADER
                              SDR TECHNOLOGIES

 NEW DIVISION WILL DEVELOP NEXT-GENERATION SOLUTIONS AND GLOBAL EGOVERNMENT
                                PARTNERSHIPS

OVERLAND PARK, KAN. - (MAY 15, 2000) - NIC (Nasdaq: EGOV), the world's largest eGovernment solutions provider, today announced it has completed its acquisition of SDR Technologies, Inc. ("SDR"). SDR will become two new divisions of NIC: NIC Technologies and NIC Global.

NIC Technologies will be charged with developing new applications and services and integrating existing applications across NIC government partnerships. During the last nine years, NIC has developed over 7,000 eGovernment applications. NIC Technologies will be responsible for the deployment of these applications and the development of new standards and platforms for rapid deployment. NIC Technologies will also lead strategic product development initiatives.

NIC Global will develop and manage government partnerships with foreign governments outside the United States. The division will initially target Asia, the Pacific Rim and Europe.

Together, NIC and SDR have government partnerships in 23 states representing more than 50 percent of the U.S. population. NIC Technologies' customers include the Federal Election Commission (FEC), the states of Arkansas, California, Hawaii, Illinois, Louisiana, Oklahoma, Michigan, Missouri, Texas and Washington, and the province of British Columbia, Canada.

"The acquisition of SDR will enable us to extend our leadership position in enterprise-wide portal management to the application and services business," said Jim Dodd, President and CEO of NIC. "Now that the acquisition is complete, we can move quickly to realize our vision for end-to-end eGovernment. We expect to rapidly deploy new services and solutions based on the intellectual property of both our companies that will help us accelerate growth and deliver the next-generation of eGovernment solutions to our government partners both in the United States and abroad."

Don Smeltzer will serve as president of NIC Technologies. Kelly Kimball will serve as president of NIC Global.

Said Kimball, "NIC is in an even stronger leadership position today than they were the day we agreed to bring our two companies together. This is a great deal for our partners, for our shareholders and for the growth of the eGovernment market."

NIC will issue approximately 1.9 million shares of common stock and approximately 230,000 options to purchase NIC common stock to the shareholders of SDR. The transaction closed on Thursday, May 11 and will be accounted for as a purchase.

ABOUT NIC
NIC is the world's largest eGovernment solutions provider dedicated to positively transforming the relationships among citizens, businesses and government. Through federal, state, local and global government partnerships, NIC manages millions of transactions and thousands of applications accessible to more than 150 million people worldwide. For more information, visit NIC at www.nicusa.com.

Special Note: The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of e-government solutions by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's Annual Report on Form 10-K filed on March 10, 2000 with the Securities and Exchange Commission.